UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 17, 2008
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Equity Incentive Grants
     In connection with its regularly scheduled meeting held on September 17, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of PRG-Schultz International, Inc. (the “Company”) made its annual grant of equity incentive awards to officers and employees of the Company, including the following named executive officers: Peter Limeri, Bradley T. Roos and Larry Robinson. The grants to these officers consisted of shares of restricted stock and options to purchase shares of the Company’s common stock.
     The shares of restricted stock were granted pursuant to the terms and conditions of the Company’s 2008 Equity Incentive Plan (the “Plan”) and the form of Restricted Stock Agreement for Employees, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. Certain of the shares of restricted stock are subject to time vesting requirements (the “Service-Based Shares”) and other shares of the restricted stock are subject to performance vesting requirements (the “Performance-Based Shares”). The Service-Based Shares will vest in three equal installments on each of September 17, 2009, 2010 and 2011. The Performance-Based Shares will vest in part if the Company exceeds a cumulative minimum Adjusted EBITDA threshold (the “Minimum Adjusted EBITDA”) established by the Committee for the three-year period ending December 31, 2011 (the “Measurement Period”) and will fully vest if the Company achieves a significantly higher cumulative Adjusted EBITDA objective for the Measurement Period established by the Committee (the “Target Adjusted EBITDA”). In the event the Company does not achieve the Target Adjusted EBITDA, the number of Performance-Based Shares that vest will be based on the amount by which the Company’s actual cumulative Adjusted EBITDA for the Measurement Period exceeds the Minimum Adjusted EBITDA.
     Unvested shares of restricted stock (both Service-Based Shares and Performance-Based Shares) will terminate in the event the officer ceases to be employed by the Company. The restricted stock will become 100% vested upon a change of control.
     The options are not considered incentive stock options for tax purposes and were granted pursuant to the terms and conditions of the Plan and the form of Non-Qualified Stock Option Agreement for Employees, which is filed as Exhibit 10.2 hereto and incorporated herein by reference. The options have an exercise price of $9.51 per share, the closing price of the Company’s common stock on September 17, 2008, and will vest in three equal installments on each of September 17, 2009, 2010 and 2011. Unvested options will terminate in the event the officer ceases to be employed by the Company. The options will become 100% vested upon a change of control. The options expire on September 16, 2015.
     The numbers of shares of restricted stock and options granted to each of Messrs. Limeri, Roos and Robinson are as follows:

	Shares of Restricted Stock		Non-
	Service-	Performance-	Qualified
	Based Shares	Based Shares	Options
Peter Limeri	16,222	18,333	12,222
Bradley T. Roos	16,784	19,739	13,159
Larry Robinson	19,138	25,622	17,081

Agreement with Larry Robinson
      In connection with the agreement by Larry Robinson, the Company’s Senior Vice President and President — Americas, to relocate to the United States from Canada for a three-year period, on September 17, 2008, the Committee agreed to provide certain additional compensation to Mr. Robinson, as follows:
•	A housing allowance not to exceed $4,000 per month, plus utilities and renter’s insurance;

•	A one-time relocation allowance in the net amount of $20,000;

•	Reimbursement of premiums for medical insurance in an amount not to exceed $14,000 per year;

•	An auto allowance not to exceed $750 per month;

•	Reimbursement of applicable costs and fees related to all necessary work permits and visas; and

•	Tax preparation assistance from a Company designated third party and, if Mr. Robinson’s tax liability is higher than it would have been if he had remained in Canada, a tax equalization payment equal to the difference.
     This additional compensation is payable to Mr. Robinson for the three-year period beginning August 1, 2008 and ending July 31, 2011.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

The following exhibits are filed herewith:
10.1	Form of Restricted Stock Agreement for Employees

10.2	Form of Non-Qualified Stock Option Agreement for Employees

10.3	Form of Restricted Stock Unit Agreement for Employees

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: September 23, 2008

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1	Form of Restricted Stock Agreement for Employees

10.2	Form of Non-Qualified Stock Option Agreement for Employees

10.3	Form of Restricted Stock Unit Agreement for Employees